Filed Pursuant to Rule 424(b)(5)
Registration No. 333-161648

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 15, 2009)

BEACON POWER CORPORATION

$26,000,000 in Shares of Common Stock

        Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to $26,000,000 of our common stock, par value $.01 per share, to Aspire Capital Fund, LLC under a Common Stock Purchase Agreement entered into on July 2, 2010.

        The shares to be offered pursuant to this prospectus supplement include (i) 3,086,420 shares of common stock to be issued to Aspire Capital Fund, LLC in consideration for entering into the Common Stock Purchase Agreement, (ii) 1,543,210 shares of common stock that will be sold at a purchase price of $.324 per share, and (iii) additional shares of common stock, up to an aggregate of an additional $24.5 million, which may be sold over a 26-month period. The purchase price for the additional shares of stock will be the lower of (i) the lowest trading price on the date of sale or (ii) the arithmetic average of the three lowest closing sale prices for the common stock during the 12 consecutive business days ending on the business day immediately preceding the purchase date of those securities. In no event, however, will the additional shares be sold to Aspire Capital at a price of less than $0.34, which is the sum of the last consolidated closing bid price of our common stock on the trading day immediately preceding the date of the Common Stock Purchase Agreement and $0.03, unless and until our stockholders approve such agreement.

        Our common stock is registered under Section 12(b) of the Securities Exchange Act of 1934 and listed on The NASDAQ Capital Market under the ticker symbol "BCON." On July 1, 2010, the last reported sale price for our common stock as reported on The NASDAQ Capital Market was $0.31 per share.

        This prospectus supplement is being filed in substantially identical form under each of (1) our shelf registration statement no. 333-152140 with respect to the 3,086,420 shares being issued to Aspire Capital in consideration of its entering into the Common Stock Purchase Agreement, the 1,543,210 shares of common stock that will be sold at a purchase price of $.324 per share, and the first $12,798,765 of additional shares that we may sell from time to time under the Common Stock Purchase Agreement, and (2) our shelf registration statement no. 333-161648 for any additional sales we may make under the Common Stock Purchase Agreement in excess of such amount (up to $11,701,235).

        Investing in our securities involves significant risk. See the section entitled "Risk Factors" beginning on page S-5 of this prospectus supplement, and beginning on page 20 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 2, 2010.

        This prospectus supplement and the accompanying base prospectus relate to an offer by us of common stock under our Common Stock Purchase Agreement with Aspire Capital Fund, LLC from time to time. You should rely only on the information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein or therein. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not consider this prospectus supplement or the accompanying base prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying base prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

        Unless the context requires otherwise, in this prospectus supplement and the accompanying base prospectus the terms "Beacon," "we," "us" and "our" refer to Beacon Power Corporation and its subsidiaries.

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 About This Prospectus Supplement

        You should carefully read this entire prospectus supplement and the accompanying base prospectus, including the section entitled "Risk Factors" incorporated by reference in this prospectus supplement and in the accompanying base prospectus and the financial statements and the other information that we incorporated by reference in the accompanying base prospectus, before making an investment decision.

        This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, we may offer and sell any combination of securities described in the accompanying base prospectus in one or more offerings, up to a total dollar amount of $60 million under each of the registration statements in connection with which this prospectus supplement is being filed. The accompanying base prospectus provides you with a general description of the securities we may offer. Each time we use the accompanying base prospectus to offer securities, we will provide a prospectus supplement (such as this prospectus supplement) that will contain specific information about the terms of that offering. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein include important information about us, the securities we are offering and placement arrangements of the offering and other information you should know before investing.

        This prospectus supplement is being filed in substantially identical form under each of (1) our shelf registration statement no. 333-152140 (filed July 3, 2008) with respect to the 3,086,420 shares being issued to Aspire Capital in consideration of its entering into the Common Stock Purchase Agreement, the 1,543,210 shares of common stock that will be sold at a purchase price of $.324 per share, and the first $12,798,765 of additional shares that we may sell from time to time under the Common Stock Purchase Agreement, and (2) our shelf registration statement no. 333-161648 (filed September 1, 2009) for any additional sales we may make under the Common Stock Purchase Agreement in excess of such amount (up to $11,701,235).

        To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus, the statements made in this prospectus supplement modify or supersede those made in the accompanying base prospectus. You should read both this prospectus supplement and the accompanying base prospectus together with additional information described under the heading entitled "Where You Can Find More Information," which are collectively referred to herein as "this prospectus."

 Prospectus Supplement Summary

        The following summary highlights selected information from this prospectus and the information incorporated by reference. Because this is a summary, it does not contain all the information about us that may be important to you. You should read this entire prospectus and the other documents and the financial statements and related notes that are incorporated by reference in this prospectus.

  Business

        Beacon Power Corporation's focus is to design, manufacture and commercialize our flywheel-based energy storage systems that can provide frequency regulation and other highly reliable energy solutions for the worldwide electricity grid at competitive costs. We also plan to sell individual and large-scale systems outright or on a fractional basis. As we expand our flywheel production and continue to lower system costs, we believe we will be able to market other cost-effective applications for our flywheel systems that will further expand our revenue. Beacon is a development-stage company that was incorporated in Delaware on May 8, 1997.

        Our market focus is on the five geographic regions of the domestic grid that provide open bid markets for regulation services. These regional grid operators purchase frequency regulation services from independent providers in open bid markets that they manage and maintain. We are seeking to become one such provider. We believe our technology will offer grid operators the benefits of greater reliability; faster response time; cleaner operation, including zero direct emissions of carbon dioxide (CO2), nitrogen oxide, sulfur dioxide and mercury; and lower maintenance costs compared to conventional power generation facilities that also provide frequency regulation services. We believe that we will have lower operating costs and faster response time than the majority of other entities that provide frequency regulation services, which we believe will allow us to have sufficient margins to make our services economically viable.

        We maintain our principal offices and research and development laboratory at 65 Middlesex Road, Tyngsboro, Massachusetts, 01879. Our telephone number is 978-694-9121.

  The Offering

        On July 2, 2010, we entered into a Common Stock Purchase Agreement (the "Purchase Agreement") with Aspire Capital Fund, LLC an Illinois limited liability company ("Aspire Capital"), which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $25 million of our shares of common stock over the term of the Purchase Agreement. As consideration for entering into the Purchase Agreement, we will issue 3,086,420 shares of common stock to Aspire Capital (the "Commitment Shares"). Pursuant to the Purchase Agreement, we have agreed to sell 1,534,210 shares of common stock (the "Initial Purchase Shares") at a purchase price of $0.324 per share to Aspire Capital for an aggregate purchase price of $500,000 (the "Initial Purchase"). Pursuant to the Purchase Agreement, we also may sell $24.5 million of common stock to Aspire Capital during the 26-month period following the date of the Purchase Agreement. Pursuant to the Purchase Agreement, we are filing this prospectus supplement with regard to the offering of $26.0 million of our common stock described above. Under the Purchase Agreement, we have the right but not the obligation to direct Aspire Capital to purchase up to 400,000 shares of common stock per business day at a purchase price calculated by reference to the prevailing market price of our common stock. We may mutually agree with Aspire Capital to increase the number of shares that can be sold per business day to as much as an additional 1,000,000 shares per business day.

        Upon the filing of this prospectus supplement with the Securities and Exchange Commission (the "SEC"), on any trading day on which the closing sale price of our common stock exceeds $0.25, we have the right, in our sole discretion, to present Aspire Capital with a purchase notice, directing Aspire Capital (as principal) to purchase up to 400,000 shares of our common stock per trading day, up to $24.5 million of our common stock in the aggregate at a per share price (the "Purchase Price") calculated as the lower of (i) the lowest trading price on the date of sale or (ii) the arithmetic average of the three lowest closing sale prices for the common stock during the 12 consecutive business days ending on the business day immediately preceding the purchase date of those securities. The Purchase Agreement provides that unless and until our stockholders approve such agreement, the Purchase Price shall not be less than $0.34, which is the sum of the last consolidated closing bid price of our common stock on July 1, 2010, the trading day immediately preceding the date of the Purchase Agreement, and $0.03. There are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Aspire Capital. Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. We did not pay any expense reimbursement or placement agent fee in connection with the transaction. The Purchase Agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us.

        As noted above, the Purchase Agreement provides that the Purchase Price shall not be less than $0.34, which is the sum of the last consolidated closing bid price of our common stock on July 1, 2010, the trading day immediately preceding the date of the Purchase Agreement, and $0.03. If we elect to sell shares of our common stock to Aspire Capital at a Purchase Price below $0.34, we would be required to obtain the approval of our stockholders of the transactions contemplated by the Purchase Agreement before we would be able to complete such sale, in order to be in compliance with the applicable listing maintenance rules of The NASDAQ Capital Market. We currently do not intend to seek stockholder approval of the transactions contemplated by the Purchase Agreement.

        As of June 30, 2010, there were 190,235,448 shares of our common stock outstanding (188,875,577 shares held by non-affiliates), excluding the shares offered to Aspire Capital pursuant to this prospectus. If all of $26.0 million of our common stock offered hereby were issued and outstanding as of the date hereof, 76,688,453 shares would be issued under the Purchase Agreement (assuming a purchase price of $0.34, the minimum purchase price at which sales can be made under the Purchase Agreement without stockholder approval), which would represent approximately 28.7% of the total common stock outstanding or 28.9% of the non-affiliate shares of common stock outstanding as of the date hereof. The number of shares of our common stock ultimately offered for sale to Aspire Capital is dependent upon the number of shares we elect to sell to Aspire Capital under the Purchase Agreement.

Special Note Regarding Forward-Looking Statements

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

        This prospectus and the filings incorporated into this prospectus by reference contain forward-looking statements. Forward-looking statements can generally be identified by our use of words such as "anticipates," "believes," "continue," "estimates," "expects," "intends," "may," "opportunity," "plans," "potential," "predicts," or "will," the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements.

        These statements are based on our beliefs and assumptions, which in turn are based on currently available information. Our beliefs and assumptions could prove incorrect. New risks and uncertainties emerge from time to time, and it is not possible for us to predict which factors will arise or how they may affect us.

        These and other factors, including those factors set forth under the section entitled "Risk Factors," could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf. You should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the prospectus supplement or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

 RISK FACTORS

        Investing in the Company's common stock involves risks. You should carefully consider the following risk factors and the information under the section entitled "Risk Factors" beginning on page 20 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which information has been incorporated by reference into this prospectus supplement, as well as the other information included in or incorporated into this prospectus supplement and the attached prospectus before deciding to invest in shares of the Company's common stock.

We may require additional financing to sustain our operations and without it we may not be able to continue operations

        We will require substantial capital resources in order to conduct our operations and develop and manufacture commercial quantities of the Smart Energy Matrix™ flywheel system, and we cannot assure you that our existing capital resources will be sufficient to fund our current and planned operations. We anticipate that such capital resources will be obtained from a combination of equity, debt, and/or the sale of turnkey systems. The extent of the funds needed is dependent, in part, on the volume of flywheels that we produce and deploy and/or sell as turnkey systems.

        We have received a conditional commitment from DOE for a loan guarantee of approximately $43 million for our Stephentown facility. The closing of the DOE loan is subject to the execution of a loan guarantee agreement, under which a number of ancillary conditions will need to be met and ancillary agreements negotiated and signed. For example, one of the conditions is the payment of the credit subsidy cost, representing the "cost of a loan guarantee," as set forth in section 502(5)(C) of the Federal Credit Reform Act of 1990. This will be a material amount. We have taken steps to obtain funding from the government for the credit subsidy cost, and believe that funding has been authorized by the American Recovery and Reinvestment Act of 2009. We have received a letter from the DOE confirming that the project may qualify for such funding if physical construction commences no later than September 30, 2011, and if laborers and mechanics employed in performing the project are paid prevailing wages in accordance with the Davis-Bacon Act. However, if such government funds cannot be obtained, we will be required to pay the credit subsidy cost ourselves and to raise additional funding to cover that amount. There is no guarantee that we will be successful in closing the Stephentown loan or that the government will pay the credit subsidy cost, or if necessary, that we can raise additional funding on reasonable terms, or at all, to cover the amount of the credit subsidy. Additionally, there is no assurance that the timing of the loan closing will be suitable to enable us to achieve our near-term business plan. We currently expect to close the Stephentown DOE loan in the early part of the third quarter of 2010. In the event that we are not successful in closing the Stephentown DOE loan on a timely basis, it could have a material adverse effect on our financial position.

        Additional financing through grants, strategic collaborations, public or private equity financings or other financing sources may not be available on acceptable terms, or at all. The interest of the public and private equity markets to any proposed financing is substantially affected by the general economic, market and political climate and by other factors which are unpredictable and over which we have no control. Additional equity financings, if we obtain them, could result in significant dilution to current shareholders. Further, in the event that additional funds are obtained through arrangements with collaborative partners, these arrangements may require us to relinquish rights to some of our technologies, product candidates, or products that we would otherwise seek to develop and commercialize ourselves.

        We have experienced net losses since our inception and, as of March 31, 2010, had an accumulated deficit of approximately $211.5 million. We do not expect to have positive EBITDA (earnings before interest, taxes, depreciation and amortization) or positive cash flow from operations until we have deployed a sufficient number of merchant plants and/or sell turnkey systems. We will need to raise additional capital from a combination of equity and/or project financing, the sale of our systems and/or other sources to build regulation facilities, support operations at our Tyngsboro and other facilities, implement our business plan and continue as a going concern.

        Under the Purchase Agreement, we only have the right to direct Aspire Capital (as principal) to purchase up to 400,000 shares of our common stock per trading day. The Company and Aspire Capital may not effect any sales of shares of our common stock under the Purchase Agreement on any trading day that the closing sale price of our common stock is less than $0.25 per share.

        The extent to which we rely on Aspire Capital as a source of funding will depend on a number of factors, including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. Specifically, the Company and Aspire Capital may not effect any sales of shares of our common stock under the Purchase Agreement on any trading day that the closing sale price of our common stock is less than $0.25 per share. The Purchase Agreement also provides that the Purchase Price shall not be less than the sum of (a) approximately $0.31, which is the last consolidated closing bid price of our common stock on July 1, 2010, the trading day immediately preceding the date of the Purchase Agreement, and (b) $0.03, in order to be in compliance with the applicable listing maintenance rules of The NASDAQ Capital Market. Therefore, if obtaining sufficient financing from Aspire Capital were to prove unavailable or prohibitively dilutive and if we are unable to commercialize and sell enough of our products, we will need to secure additional sources of funding in order to satisfy our working capital needs. Even if we access the full amount committed under the Purchase Agreement, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects and we may be unable to continue our operations.

The sale of our common stock to Aspire Capital may cause substantial dilution to our existing stockholders and the sale of the shares of common stock acquired by Aspire Capital could cause the price of our common stock to decline

        This prospectus supplement relates to the $26.0 million of our common stock that we may sell to Aspire Capital. It is anticipated that shares offered to Aspire Capital in this offering will be sold over a period of up to 26 months from the date of this prospectus supplement. The number of shares ultimately offered for sale by Aspire Capital under this prospectus supplement is dependent upon the number of shares we elect to sell to Aspire Capital under the Purchase Agreement. Depending upon market liquidity at the time, sales of shares of our common stock under the Purchase Agreement may likely cause the trading price of our common stock to decline.

        Aspire Capital may ultimately purchase all, some or none of the $24.5 million of common stock that, together with the Commitment Shares and the Initial Purchase Shares, is the subject of this prospectus supplement. After it has acquired shares under the Purchase Agreement, Aspire Capital may sell all, some or none of those shares. Therefore, sales to Aspire Capital by us pursuant to the Purchase Agreement under this prospectus supplement may result in substantial dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock to Aspire Capital in this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. However, we have the right to control the timing and amount of any sales of our shares to Aspire Capital and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Volatility of our stock price could adversely affect current and future stockholders

        The market price of our common stock has been volatile, and fluctuates widely in price in response to various factors which are beyond our control. The price of our common stock is not necessarily indicative of our operating performance or long-term business prospects. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. During the period from January 1, 2005 to June 30, 2010, the lowest and highest reported trading prices of our common stock on The NASDAQ Capital Market were $0.28 and $5.35. Factors such as the following could cause the market price of our common stock to fluctuate substantially:

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  market conditions in the conventional and renewable energy industries;

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  securities analysts' reports or recommendations;

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  our ability or inability to execute our business plan;

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  the dilutive effect or perceived dilutive effect of additional equity financings;

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  investor perception of our company and of the industry;

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  the success of competitive products or technologies;

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  regulatory developments in the United States or overseas;

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  developments or disputes concerning patents or other proprietary rights;

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  the recruitment or departure of key personnel; or

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  general economic, political and market conditions.

        The stock market in general has recently experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. Price volatility might be worse if the trading volume of our common stock is low.

USE OF PROCEEDS

        The net proceeds of this offering will depend on the frequency and prices at which we sell shares of stock to Aspire Capital under the Purchase Agreement. The maximum proceeds we may receive over the 26-month term of the agreement is $25 million. However, sales will be made subject to market conditions, our capital needs from time to time and under the limitations contained in the Purchase Agreement.

        The net proceeds from this offering will be used for general corporate purposes and working capital requirements.

THE ASPIRE TRANSACTION

General

        On July 2, 2010, we entered into the Purchase Agreement, which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $25 million of our shares of common stock over the term of the Purchase Agreement. Pursuant to the Purchase Agreement, we have agreed to sell the Initial Purchase Shares at a purchase price of $0.324 per share to Aspire Capital for an aggregate purchase price of $500,000, issue 3,086,420 Commitment Shares to Aspire Capital in consideration for entering into the Purchase Agreement, and sell additional shares of common stock to Aspire Capital, up to an aggregate of $24.5 million, over a 26-month period.

        As of July 1, 2010, there were 190,235,448 shares of our common stock outstanding (188,875,577 shares held by non-affiliates) excluding the shares offered to Aspire Capital pursuant to this prospectus. If all of $26.0 million of our common stock offered hereby were issued and outstanding as of the date hereof, 76,688,453 shares would be issued under the Purchase Agreement (assuming a purchase price of $0.34, the minimum purchase price at which sales can be made under the Purchase Agreement without stockholder approval) and would represent approximately 28.7% of the total common stock outstanding or 28.9% of the non-affiliate shares of common stock outstanding as of the date hereof. The number of shares of our common stock ultimately offered for sale to Aspire Capital is dependent upon the number of shares we elect to sell to Aspire Capital under the Purchase Agreement.

        Pursuant to the Purchase Agreement, we are filing this prospectus supplement with regard to the offering of $26.0 million of our common stock to Aspire Capital, which includes the Initial Purchase Shares, the Commitment Shares and an additional $24.5 million of common stock that we may sell to Aspire Capital under this prospectus supplement and accompanying prospectus. The Initial Purchase Shares, the Commitment Shares, and up to $12,798,765 in additional purchases are being offered under our registration statement number 333-152140. The remaining $11,701,235 in additional common stock that we may sell under the Purchase Agreement is being offered under our registration statement number 333-161648. Under the Purchase Agreement, we have the right but not the obligation to direct Aspire Capital to purchase up to 400,000 shares of common stock per business day at a purchase price calculated by reference to the prevailing market price of our common stock. We may mutually agree with Aspire Capital to increase the number of shares that can be sold per business day to as much as an additional 1,000,000 shares per business day.

        Upon the filing of this prospectus supplement with the SEC, on any trading day on which the closing sale price of our common stock exceeds $0.25, we have the right, in our sole discretion, to present Aspire Capital with a purchase notice, directing Aspire Capital (as principal) to purchase up to 400,000 shares of our common stock per trading day, for up to $24.5 million of our common stock in the aggregate, at the Purchase Price. The Purchase Agreement provides that unless and until our stockholders have approved the Purchase Agreement, the Purchase Price shall not be less than $0.34, which is the sum of the last consolidated closing bid price of our common stock on July 1, 2010, the trading day immediately preceding the date of the Purchase Agreement, and $0.03. There are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Aspire Capital. Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. We did not pay any expense reimbursement or placement agent fee in connection with the transaction. The Purchase Agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us.

Purchase of Shares under the Purchase Agreement

        Under the Purchase Agreement, on any trading day selected by us on that the closing sale price of our common stock exceeds $0.25 per share, we may sell Aspire Capital to up to 400,000 shares of our common stock by delivering a purchase notice to Aspire Capital (the "Purchase Notice"). We may mutually agree with Aspire Capital to increase the number of shares that can be sold per business day to as much as an additional 1,000,000 shares per business day. The Purchase Price of such shares is equal to the lesser of:

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  the lowest sale price of our common stock on the purchase date; or

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  the arithmetic average of the three lowest closing sale prices for our common stock during the twelve consecutive trading days ending on the trading day immediately preceding the purchase date.

        The Purchase Price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the trading day(s) used to compute the Purchase Price. We may deliver multiple Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed.

Minimum Share Price

        Under the Purchase Agreement, the Company and Aspire Capital may not effect any sales of shares of our common stock under the Purchase Agreement on any trading day that the closing sale price of our common stock is less than $0.25 per share.

Compliance with NASDAQ Capital Market Rules

        The Purchase Agreement provides that the Purchase Price shall not be less than $0.34, which is the sum of the last consolidated closing bid price of our common stock on July 1, 2010, the trading day immediately preceding the date of the Purchase Agreement, and $0.03. If we elect to sell shares of our common stock to Aspire Capital at a Purchase Price below $0.34, we would be required to obtain the approval of our stockholders of the transactions contemplated by the Purchase Agreement before we would be able to complete such sale, in order to be in compliance with the applicable listing maintenance rules of The NASDAQ Capital Market. We currently do not intend to seek stockholder approval of the transactions contemplated by the Purchase Agreement.

Events of Default

        Generally, Aspire Capital may terminate the Purchase Agreement upon the occurrence of any of the following events of default:

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  while any registration statement is required to be maintained effective pursuant to the terms of the registration rights agreement between us and Aspire Capital, the effectiveness of such registration statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable for sale of our shares of common stock in accordance with the terms of the registration rights agreement, and such lapse or unavailability continues for a period of ten consecutive business days or for more than an aggregate of thirty business days in any 365-day period;

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  the suspension from trading or failure of our common stock to be listed on our principal market for a period of three consecutive business days;

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  the delisting of our common stock from our principal market, provided our common stock is not immediately thereafter trading on the OTC Bulletin Board, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange or the NYSE AMEX Equities;

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  our transfer agent's failure to issue to Aspire Capital shares of our common stock which Aspire Capital is entitled to receive under the Purchase Agreement within five business days after an applicable purchase date;

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  any breach by us of the representations or warranties or covenants contained in the Purchase Agreement or any related agreements which could have a material adverse effect on us subject to a cure period of five business days;

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  if we become insolvent or are generally unable to pay our debts as they become due; or

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  any participation or threatened participation in insolvency or bankruptcy proceedings by or against us.

Our Termination Rights

        The Purchase Agreement may be terminated by us at any time, at our discretion, without any cost to us.

No Short-Selling or Hedging by Aspire Capital

        Aspire Capital has agreed that neither it nor any of its agents, representatives and affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

        The Purchase Agreement does not limit the ability of Aspire Capital to sell any or all of the shares it receives in this offering. It is anticipated that shares sold to Aspire Capital in this offering will be sold to Aspire Capital over a period of up to approximately 26 months from the date of this prospectus supplement, or until August 31, 2012. The subsequent resale by Aspire Capital of a significant amount of shares sold to Aspire Capital in this offering at any given time could cause the market price of our common stock to decline or to be highly volatile. Aspire Capital may ultimately purchase all, some or none of the $24.5 million of common stock offered, together with the Commitment Shares and the Initial Purchase Shares, pursuant to this prospectus supplement. After it has acquired any of such shares, it may resell all, some or none of such shares. Therefore, sales to Aspire Capital by us pursuant to the Purchase Agreement and this prospectus supplement also may result in substantial dilution to the interests of other holders of our common stock. However, we have the right to control the timing and amount of any sales of our shares to Aspire Capital and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Amount of Potential Proceeds to be Received under the Purchase Agreement

        In connection with entering into the Purchase Agreement, we authorized the sale to Aspire Capital of up to $26.0 million of our common stock. The number of shares ultimately offered for sale to Aspire Capital in this offering is dependent upon the number of shares we elect to sell to Aspire Capital under the Purchase Agreement. The following table sets forth the amount of proceeds we would receive from Aspire Capital from the sale of shares at varying purchase prices:

Assumed Average Purchase Price	Number of Shares to be Sold if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Sale to Aspire Capital(2)	Proceeds from the Sale of Shares to Aspire Capital Under the Purchase Agreement(3)
$0.34(4)	73,602,033	27.4%	$25,000,000
$0.50	50,543,210	20.6%	$25,000,000
$0.75	34,209,877	14.9%	$25,000,000
$1.00	26,043,210	11.8%	$25,000,000

(1)
Includes the 1,543,210 shares to be sold to Aspire Capital in the Initial Purchase in consideration for $500,000, but excludes the 3,086,420 shares to be issued as Commitment Shares.

(2)
The denominator is based on 190,235,448 shares outstanding as of July 1, 2010, adjusted to include the 1,543,210 shares to be sold to Aspire Capital in the Initial Purchase and the 3,086,420 shares to be issued as Commitment Shares, and the number of shares set forth in the adjacent column which we would have sold to Aspire Capital. The numerator is based on the number of shares which we would have sold under the Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column, together with the Initial Purchase Shares.

(3)
Includes $500,000 in proceeds from the Initial Purchase.

(4)
Minimum purchase price at which we can sell shares to Aspire Capital under the Purchase Agreement without our stockholders' approval.

Information With Respect to Aspire Capital

        As of the date of the Purchase Agreement, Aspire Capital beneficially owned no shares of our common stock. Steven G. Martin, Erik J. Brown & Christos Komissopoulos, the principals of Aspire Capital, are deemed to be beneficial owners of all of the shares of common stock owned by Aspire Capital. Messrs. Martin, Brown & Komissopoulos will have shared voting and investment power over any shares purchased by Aspire Capital under the prospectus supplement filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. Aspire Capital is not a licensed broker-dealer or an affiliate of a licensed broker-dealer.

DILUTION

        If you invest in our common stock, your interest in the common stock contained therein will be diluted to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock after this offering. Our net tangible book value on March 31, 2010 was approximately $42,220,175, or approximately $0.232 per share of common stock. Net tangible book value per share is determined by dividing our net tangible book value, which consists of tangible assets less total liabilities, by the number of shares of common stock outstanding on that date. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of common stock in this offering and the net tangible book value per share of common stock immediately after the completion of this offering. Without taking into account any other changes in our net tangible book value after March 31, 2010, other than the issuance of the 3,086,420 Commitment Shares, the issuance of the 1,543,210 Initial Purchase Shares for $500,000, and our assumed receipt of the maximum $24.5 million estimated remaining proceeds from the sale of additional shares of common stock issuable in this offering (assuming a purchase price of $0.34 per share, which is the minimum purchase price that at which the additional shares can be sold under the Purchase Agreement without stockholder approval, and assuming all such sales were made as of March 31, 2010), our pro forma net tangible book value as of March 31, 2010, would have been approximately $67,116,175 , or $0.26 per share. This would represent an immediate increase in the net tangible book value of $0.028 per share to existing stockholders attributable to this offering. The following table illustrates this per share dilution:

Public offering price per unit (assumed):	$0.340
Net tangible book value per share as of March 31, 2010:	$0.232
Increase in net tangible book value per share attributable to this offering:	$0.027
Pro forma net tangible book value per share as of March 31, 2010 after giving effect to this offering:	$0.259
Dilution per share to new investors in this offering:	$0.081

        To the extent that we do not sell the maximum $25 million available amount under the Purchase Agreement, or to the extent that some or all sales are made at prices in excess of the minimum purchase price, then the dilution reflected in the table above would differ. The above table is based on 181,842,036 shares of our common stock outstanding as of March 31, 2010, adjusted for the issuance of the Commitment Shares and the assumed sale of $25 million in shares in this offering at the assumed purchase price described above, less estimated offering expenses of $140,000, and excludes, as of March 31, 2010:

  •
  Approximately 16,016,945 shares of our common stock subject to outstanding options under our current and previous equity incentive plans, which have a weighted average exercise price of $1.14 per share;

  •
  Approximately 74,279 shares of common stock reserved for issuance under our employee stock purchase plan;

  •
  66,142,831 shares of our common stock issuable upon exercise of outstanding warrants that have a weighted average exercise price of $1.16 per share; and

  •
  53,585 shares of our common stock representing granted but unvested awards under our RSU arrangements.

        To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

        We entered into a Purchase Agreement, dated July 2, 2010, with Aspire Capital. In consideration for entering into the Purchase Agreement, we will issue 3,086,420 shares of common stock to Aspire Capital. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Aspire Capital is irrevocably committed to purchase up to $25 million of shares of our common stock over the approximately 26-month term of the Purchase Agreement. The Purchase Agreement provides that from time to time over the term of the Purchase Agreement, on any trading day selected by us on which the closing sale price of our common stock exceeds $0.25 per share, and at our sole discretion, we may present Aspire Capital with a Purchase Notice to purchase up to 400,000 shares of our common stock per business day at the Purchase Price on that day (the "Purchase Date"). We may mutually agree with Aspire Capital to increase the number of shares that can be sold per business day to as much as an additional 1,000,000 shares per business day. The Purchase Agreement provides that unless and until our stockholders have approved the Purchase Agreement, the Purchase Price shall not be less than $0.34, which is the sum of the last consolidated closing bid price of our common stock on July 1, 2010, the trading day immediately preceding the date of the Purchase Agreement, and $0.03.

        Aspire Capital may be an "underwriter" within the meaning of the Securities Act.

        Neither we nor Aspire Capital can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between Aspire Capital, any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus supplement. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any other required information.

        We will pay all of the expenses incident to the registration, offering, and sale of the shares to Aspire Capital. We have agreed to indemnify Aspire Capital and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Aspire Capital has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Aspire Capital specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

        Aspire Capital and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our common stock during the term of the Purchase Agreement.

        We have advised Aspire Capital that it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

        We may suspend the sale of shares to Aspire Capital pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

        This offering will terminate on the date that all shares offered by this prospectus have been sold to Aspire Capital.

LEGAL MATTERS

        The validity of securities offered hereby will be passed upon for us by Edwards Angell Palmer & Dodge LLP, our counsel.

EXPERTS

        The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2009, have been so incorporated in reliance on the report of Miller Wachman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

        You may also obtain copies of this information by mail at prescribed rates by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, you can review copies of this information and the registration statement on the SEC's website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate into this prospectus information that we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference is automatically updated and superseded if such information is contained in this prospectus, or information that we later file with the SEC modifies and replaces such information. We incorporate by reference into this registration statement and prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering of the securities covered by this prospectus supplement.

        We are incorporating by reference the following reports that we have filed with the SEC (including the information deemed furnished in these reports):

  •
  Our Annual Report on Form 10-K, as amended, for the year ended December 31, 2009;

  •
  Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2010;

  •
  Our Current Reports on Forms 8-K filed with the SEC on February 5, 2010, February 22, 2010, March 5, 2010, March 22, 2010, April 22, 2010, April 30, 2010, and May 28, 2010; and

  •
  The description of our common stock contained in our registration statement on Form 8-A under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

We will furnish without charge to you, on written or oral request, a copy of all of the documents incorporated by reference, including exhibits to these documents. You should direct any request for documents to Beacon Power Corporation, Attention: Corporate Secretary, 65 Middlesex Road, Tyngsboro, Massachusetts 01879.

PROSPECTUS

$60,000,000

Beacon Power Corporation

Common Stock

Preferred Stock

Depositary Shares

Warrants

Units

        From time to time, we may sell common stock, preferred stock, depositary shares, warrants and/or units with a total value of up to $60,000,000.

        We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

        Our common stock is traded on the NASDAQ Capital Market ("Nasdaq") under the symbol "BCON." On August 31, 2009, the last reported sale price for our common stock, as reported on Nasdaq was $0.72 per share.

        INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED "RISK FACTORS" ON PAGE 5.

        THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. Additional methods of sale are set forth under "Plan of Distribution." If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated September 15, 2009

        You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may offer common stock, preferred stock, depositary shares and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings up to a total amount of $60,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities. We may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under "Where You Can Find More Information."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the filings incorporated into this prospectus by reference contain forward-looking statements. Forward-looking statements can generally be identified by our use of words such as "anticipates," "believes," "continue," "estimates," "expects," "intends," "may," "opportunity," "plans," "potential," "predicts," or "will," the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements.

        These statements are based on our beliefs and assumptions, which in turn are based on currently available information. Our beliefs and assumptions could prove incorrect. New risks and uncertainties emerge from time to time, and it is not possible for us to predict which factors will arise or how they may affect us.

        These and other factors, including those factors set forth under "Risk Factors," could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf. You should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the prospectus supplement or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

BEACON POWER CORPORATION

Overview

        Beacon Power Corporation's focus is to design, manufacture and market flywheel-based energy storage systems that provide frequency regulation and other highly reliable energy solutions for the worldwide electricity grid at competitive costs. We also plan to sell individual and large-scale systems outright or on a fractional basis. As we expand our flywheel production and continue to lower system costs, we believe we will be able to market other cost-effective applications for our flywheel systems that will further expand our revenue.

        Our market focus is on the five geographic regions of the domestic grid that provide open bid markets for regulation services. These regional grid operators purchase frequency regulation services from independent providers in open bid markets that they manage and maintain. We are seeking to become one such provider. We believe our technology will offer grid operators the benefits of greater reliability; faster response time; cleaner operation, including zero direct emissions of carbon dioxide (CO2), nitrogen oxide, sulfur dioxide and mercury; and lower maintenance costs compared to conventional power generation facilities that also provide frequency regulation services. We believe that we will have lower operating costs and faster response time than the majority of other entities that provide frequency regulation services, which we believe will allow us to have sufficient margins to make our services economically viable.

        Our principal corporate offices and research and development laboratory are located at 65 Middlesex Road, Tyngsboro, Massachusetts, 01879. The telephone number at our principal corporate offices is 978-694-9121. Our website is located at www.beaconpower.com. Information contained on our website does not constitute part of this prospectus. References in the prospectus to "Beacon," "we," "our," "us," and the "Company" refer, collectively, to Beacon Power Corporation and its subsidiary.

SECURITIES WE MAY OFFER

        We may offer shares of our common stock and preferred stock, depositary shares representing fractional shares of our preferred stock and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $60,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

  •
  designation or classification;

  •
  aggregate offering price;

  •
  rates and times of payment of dividends;

  •
  redemption, conversion or exchange terms;

  •
  conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

  •
  ranking;

  •
  restrictive covenants;

  •
  voting or other rights; and

  •
  important federal income tax considerations.

        The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

        THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        We may sell the securities directly to investors or through agents, underwriters or dealers. We and our agents, underwriters or dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

  •
  the names of those agents, underwriters or dealers;

  •
  applicable fees, discounts and commissions to be paid to them;

  •
  details regarding over-allotment options, if any; and

  •
  the net proceeds to us.

Common Stock

        We may issue shares of our common stock from time to time. Subject to any preferential rights, holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of our company, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock

Preferred Stock

        We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. As of the date of this prospectus, there are no shares of preferred stock outstanding.

        We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplements related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Depositary Shares

        We may issue receipts for depositary shares representing fractional shares of preferred stock from time to time. The fractional share of the applicable series of preferred stock represented by such depositary shares will be set forth in the applicable prospectus supplement.

        Any depositary shares that we sell under this prospectus will be evidenced by depositary receipts issued under a deposit agreement between us and a depositary with whom we deposit the shares of the applicable series of preferred stock that underlie the depositary shares that are sold. In this prospectus, we have summarized certain general features of the depositary shares. We will incorporate by reference into the registration statement of which this prospectus is a part the form of deposit agreement, including a form of depositary receipt, that describes the terms of any depositary shares we are offering before the issuance of the related depositary shares. We urge you to read the prospectus supplements related to any depositary shares being offered, as well as the complete deposit agreement and depositary receipt that contains the terms of the depositary shares.

Warrants

        We may issue warrants for the purchase of common stock, preferred stock, or depositary shares in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock or depositary shares, and the warrants may be attached to or separate from those securities.

        The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. We urge you to read the prospectus supplements related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the applicable series of warrants.

Units

        We may issue units representing any combination of common stock, preferred stock, depositary shares and/or warrants from time to time.

        The units may be issued under one or more unit agreements. In this prospectus, we have summarized certain general features of the units.

        We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement under which the units are designated, describing the terms of the units we are offering before the issuance of the related units. We urge you to read the prospectus supplements related to any units being offered, as well as the complete unit agreement designating the units.

RISK FACTORS

        Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Reports on Form 10-Q, which are incorporated by reference. In addition, for any securities offered under this prospectus we will include risk factors, if appropriate, in the applicable prospectus supplement relating to those securities.

USE OF PROCEEDS

        Unless otherwise provided in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities under this prospectus for our general corporate purposes, including the repayment of future indebtedness, and potential acquisitions. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to this offering.

 DESCRIPTION OF CAPITAL STOCK

        Our certificate of incorporation authorizes us to issue an aggregate of 400,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important to your decision to invest in our capital stock. You should keep in mind, however, that it is our certificate of incorporation and our by-laws, as amended, together with the Delaware General Corporation Law, and not this summary, which define your rights as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our certificate of incorporation and our by-laws, as amended, are incorporated by reference as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

Common Stock

        The holders of our common stock have one vote per share. Holders of our common stock are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority, or, in the case of election of directors, by a plurality, of the votes entitled to be cast at a meeting at which a quorum is present by all shares of common stock present in person or represented by proxy, voting together as a single class.

Preferred Stock

        Our certificate of incorporation authorizes our board of directors, without further stockholder action, to provide for the issuance of up to 10,000,000 shares of preferred stock, in one or more series and to establish the rights, preferences, privileges and restrictions of any series of preferred stock, including dividend rights, dividend rates, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any designated series. We may, from time to time, amend our certificate of incorporation to increase the number of authorized shares of preferred stock. Any such amendment would require the approval of the holders of both a majority of the members of the board of directors then in office and a majority of the voting power of all of the shares of capital stock entitled to vote for directors, without a separate vote of the holders of preferred stock or any series of preferred stock unless a separate vote of any such holder is otherwise required pursuant to the certificate of designations establishing a series of preferred stock.

        We have 10,000,000 shares of preferred stock authorized, of which 1,100,000 shares have been designated as Series A Junior Participating Preferred Stock, which may be issued upon the occurrence of a triggering event under our rights agreement.

Rights Agreement

        We have entered into a rights agreement with EquiServe Trust Company, N.A. (now known as Computershare Limited), pursuant to which our board of directors declared a dividend distribution of one preferred share purchase right for each share of our common stock outstanding on October 7, 2002. Our board of directors further authorized and directed the issuance of one right to each share of common stock that is issued between the record date of October 7, 2002 and the earlier of the distribution date and the date the rights terminate. The rights trade with, and are inseparable from, our common stock until a distribution date occurs. Once the rights become exercisable, each right will allow its holder to purchase from us one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, at a purchase price of $22.50, subject to adjustment from time to time. This portion of a preferred share will give the stockholder approximately the same dividend, voting and liquidation rights as would one share of our common stock. Prior to exercise, the rights do not give their holders any dividend, voting or liquidation rights.

        The rights only become exercisable on the earlier of: (a) the tenth day following a public announcement that a person or group of affiliated or associated persons, with certain exceptions, has become an acquiring person by beneficially owning 15% or more of our outstanding common stock, or (b) such date, if any, as may be designated by our board of directors after the date of a person's or group's commencement of a tender or exchange offer the consummation of which would result in that person or group becoming an acquiring person.

        Once a person or group becomes an acquiring person, the rights have the following "flip-in" and "flip-over" features:

  •
  Flip-In:  If a person or group becomes an acquiring person, all holders of rights except the acquiring person may, for $22.50 per right, subject to adjustment from time to time, purchase shares of our common stock with a market value two times the exercise price of such right.

  •
  Flip-Over:  If we are later acquired in a merger or similar transaction after a distribution date has occurred, all holders of rights except the acquiring person may, for $22.50 per right, purchase shares of common stock of the acquiring corporation with a market value two times the exercise price of such right.

        Each one one-hundredth of a preferred share, once issued:

  •
  will not be redeemable;

  •
  will entitle holders to quarterly dividend payments of $1.00, or an amount equal to 100 times the dividend paid on one share of our common stock, whichever is greater;

  •
  will entitle holders upon liquidation either to receive $22.50 per share, subject to adjustment from time to time, or an amount equal to 100 times the payment made on one share of our common stock, whichever is greater;

  •
  will have the same voting power as one share of our common stock; and

  •
  if shares of Beacon common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a payment equal to the payment made on one share of our common stock.

        The value of one one-hundredth of a preferred share should approximate the value of one share of our common stock.

        We may, at the option of our board of directors and at any time prior to a person becoming an acquiring person, redeem all, but not less than all, of the rights at a redemption price of $0.01 per right, payable at our option in cash, shares of our common stock or such other form of consideration as our board of directors shall determine. We may also redeem the rights as a whole, but not in part, at any time prior to the earlier of (a) the close of business on the tenth business day following the first date of public announcement by us or an acquiring person that an acquiring person has become such or (b) September 30, 2012, at a price of $0.01 per right. After the redemption period has expired, our right of redemption may be reinstated if an acquiring person reduces his beneficial ownership to less than 15% of the outstanding shares of our common stock in a transaction or series of transactions not involving us and there are no other acquiring persons.

        The terms of the rights agreement may be amended by our board of directors without the consent of the rights holders with the exception of certain economic terms of the rights. After a distribution date has occurred, the board of directors may not amend the rights agreement in any way that adversely affects the holders of the rights.

Dividends

        Holders of our common stock will share ratably in any dividends declared by our board of directors. Dividends consisting of shares of our common stock may be paid to holders of shares of our common stock.

Other Rights

        All holders of our common stock are entitled to share ratably in any assets available for distribution to holders of shares of our common stock upon our liquidation, dissolution or winding up. No shares of our common stock are subject to redemption or have preemptive rights to purchase additional shares of our common stock. The outstanding our common stock is fully paid and nonassessable.

Warrants

        We have outstanding nine series of warrants to purchase our common stock. These warrants are now exercisable for shares of our common stock.

        The exercise price and the number of shares of our common stock to be issued upon exercise of the warrants will be adjusted under certain circumstances, including:

  •
  subdivisions, stock dividends or combinations of our common stock;

  •
  reclassifications, exchanges, substitutions, or in-kind distributions that result in a change in the number and/or class of the securities issuable upon exercise of the warrants;

  •
  reorganizations, mergers and similar transactions; and

  •
  the issuance of additional shares of our common stock or securities convertible into our common stock at a price per share less than the exercise price in effect immediately prior to the issuance of the additional securities (November 2005 Financing Warrants only).

        Holders of the warrants are not entitled to receive dividends, vote, receive notice of any meetings of stockholders or otherwise have any right as stockholders.

        As of the date of this prospectus, warrants outstanding were as follows:

        April 2005 Financing Warrant.    In connection with the investment in Beacon, we issued a warrant for 800,000 shares of our common stock, at an exercise price of $1.008. The number of shares of our common stock issuable upon exercise of these warrants and the exercise price per share may be adjusted from time to time. This warrant is exercisable at any time until May 25, 2010.

        November 2005 Financing Warrants.    As part of a financing, we issued warrants to ten "accredited investors". Following adjustments required by subsequent financings, these warrants are exercisable for an aggregate of 4,332,959 shares of our common stock at an exercise price of $1.51 per share. The number of shares of our common stock issuable upon exercise of these warrants and the exercise price per share may be further adjusted from time to time. Each warrant is exercisable at any time until May 9, 2011.

        February 2007 Financing Warrants.    As part of a financing, we issued warrants to purchase an aggregate of 6,261,786 shares of our common stock to eight persons. The per-share exercise price for the warrant shares is $1.33. The number of shares of our common stock issuable upon exercise of these warrants and the exercise price per share may be adjusted from time to time. Each warrant is exercisable until February 15, 2012.

        July 2007 GFI Tyngsboro Landlord Warrant.    We issued this warrant as additional consideration under our lease. The landlord received a warrant to purchase 500,000 shares of our common stock. The per-share exercise price for the warrant shares is $1.77. The number of shares of our common stock issuable upon exercise of this warrant and the exercise price per share may be adjusted from time to time. The warrant is exercisable until July 22, 2014.

        September 2007 Financing Warrants.    As part of a financing, we issued warrants to purchase an aggregate of 6,275,510 shares of our common stock to two persons. The per-share exercise price for the warrant shares is $1.99. The number of shares of our common stock issuable upon exercise of these warrants and the exercise price per share may be adjusted from time to time. Each warrant is exercisable until March 11, 2013.

        October 2007 Financing Warrants.    As part of a financing, we issued warrants to purchase an aggregate of 11,316,260 shares of our common stock to five persons. On January 21, 2009, one of these persons transferred its warrant to purchase 5,884,455 shares back to us, and this warrant was cancelled. The per-share exercise price for the warrant shares is $2.97. The number of shares of our common stock issuable upon exercise of these warrants and the exercise price per share may be adjusted from time to time. Each warrant is exercisable until May 1, 2013.

        June 2008 Loan Warrants.    As part of a loan we received through a funding collaboration between the Emerging Technology Fund of Massachusetts Development Finance Agency and the Massachusetts Technology Collaborative's Business Expansion Initiative, we issued two warrants to purchase an aggregate of 171,958 shares of our common stock. The per-share exercise price for the warrant shares is $1.89. The number of shares of our common stock issuable upon exercise of these warrants and the exercise price per share may be adjusted from time to time. Each warrant is exercisable until June 30, 2015.

        October 2008 Financing Warrants.    As part of a financing, we issued warrants to purchase an aggregate of 8,700,000 shares of our common stock to one person. The per-share exercise price for the warrant shares is $1.20. The number of shares of our common stock issuable upon exercise of these warrants and the exercise price per share may be adjusted from time to time. Each warrant is exercisable until April 16, 2014.

        December 2008 Financing Warrants.    As part of a financing, we issued warrants to purchase an aggregate of 8,966,000 shares of our common stock to three persons. The per-share exercise price for the warrant shares is $0.74. The number of shares of our common stock issuable upon exercise of these warrants and the exercise price per share may be adjusted from time to time. Each warrant is exercisable until June 25, 2014.

Limitation of Liability and Indemnification

        Our certificate of incorporation limits the liability of our directors, officers and various other parties whom we have requested to serve as directors, officers, trustees or in similar capacities with other entities to it or its stockholders for any liability arising from an action to which such persons were party by reason of the fact that they were serving us or at our request to the fullest extent not prohibited by the Delaware General Corporation Law.

        We have entered into indemnification agreements with our directors and officers. Subject to certain limited exceptions, under these agreements, we will be obligated, to the fullest extent not prohibited by the Delaware General Corporation Law, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were Beacon directors or officers. We also maintain liability insurance for our directors and executive officers in order to limit our exposure to liability for indemnification of our directors and executive officers.

        As of the date of this prospectus, there is no pending material litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted.

Provisions of Certificate of Incorporation and By-laws Which May Have Anti-Takeover Effect

        A number of provisions of our certificate of incorporation and by-laws concern matters of corporate governance and the rights of stockholders. These provisions may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by our board of directors, including takeovers which stockholders may deem to be in their best interests. If takeover attempts are discouraged, temporary fluctuations in the market price of our common stock which may result from actual or rumored takeover attempts, may be inhibited. These provisions also could delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if the removal or assumption would be beneficial to our stockholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if favorable to the interests of stockholders, and could depress the market price of our common stock. Our board of directors believes that these provisions are appropriate to protect our interests and those of our stockholders. Our board of directors has no present plans to adopt any further measures or devices, which may be deemed to have an "anti-takeover effect."

Special Meetings of Stockholders

        Our by-laws provide that a special meeting of stockholders may be called only by our President or board of directors unless otherwise required by law. Our by-laws also provide that only those matters included in the notice of the special meeting may be considered or acted upon at that special meeting unless otherwise provided by law. In addition, our by-laws include notice and informational requirements and time limitations on any director nomination or any new proposal which a stockholder wishes to make at a special meeting of stockholders.

Director Vacancies and Removal

        Our by-laws provide that vacancies in our board of directors may be filled only by the affirmative vote of a majority of the remaining directors. Our by-laws provide that directors may be removed from office with or without cause and only by the affirmative vote of holders of a majority of the shares then entitled to vote at an election of directors, except that directors elected by a particular class or series of stock can only be removed without cause by the affirmative vote of holders of a majority of shares of that series or class.

Amendment of By-laws

        Our certificate of incorporation and by-laws provide that our by-laws may be amended or repealed by our board of directors or by our stockholders. Such action by the board of directors requires the affirmative vote of a majority of the directors then in office. Such action by the stockholders requires the affirmative vote of holders of at least two-thirds of the shares then entitled to vote.

Statutory Business Combination Provision

        Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from consummating a "business combination," except under certain circumstances, with an

"interested stockholder" for a period of three years after the date such person became an "interested stockholder" unless:

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  before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

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  upon the closing of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who are also officers of the corporation and shares held by employee stock plans; or

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  following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder.

        The term "interested stockholder" generally is defined as a person who, together with affiliates and associates, owns, or, within the prior three years, owned, 15% or more of a corporation's outstanding voting stock. The term "business combination" includes mergers, asset sales and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an "interested stockholder" to effect various business combinations with a corporation for a three-year period. A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from an amendment approved by holders of a least a majority of the outstanding voting stock. Neither our certificate of incorporation nor our by-laws contains any such exclusion.

Trading on the NASDAQ Capital Market System

        Our common stock is listed on the NASDAQ Capital Market, under the symbol "BCON."

Transfer Agent and Registrar

        The name and address of the transfer agent and registrar for our common stock is Computershare Limited, P.O. Box 43078 Providence, RI 02940-3078.

DESCRIPTION OF DEPOSITARY SHARES

        We may issue receipts for depositary shares representing fractional shares of preferred stock. The fractional share of the applicable series of preferred stock represented by each depositary share will be set forth in the applicable prospectus supplement.

        The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share, including, as the case may be, voting, conversion, redemption, liquidation and other rights.

        The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to the holders of the depositary shares that are sold in the applicable offering. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any deposit agreement, including a form of depositary receipt, that describes the terms of any depositary shares we are offering before the issuance of the related depositary shares. The following description of the deposit agreement, the depositary shares and the depositary receipts summarizes those aspects of the depositary shares and depositary receipts and those portions of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement. We urge you to read the prospectus supplements relating to any depositary shares that are sold under this prospectus, as well as the complete deposit agreement and depositary receipt. See "Where You Can Find More Information" for information on how to obtain a copy of the deposit agreement when it is filed.

Form

        Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form.

        These temporary depositary receipts entitle their holders to all of the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

        If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders, unless the depositary determines that it is not feasible to do so. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to those holders in proportion to the number of depositary shares owned by them.

Withdrawal of Underlying Preferred Stock

        Except as otherwise provided in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to the holder.

Redemption of Depositary Shares

        If the preferred stock underlying any depositary shares we may sell under this prospectus is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any such redemption, in whole or in part, of that underlying preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the underlying preferred stock. Whenever we redeem shares of underlying preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

Voting

        Upon receipt of notice of any meeting at which holders of the preferred stock underlying any depositary shares that we may sell under this prospectus are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying preferred stock represented by the holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying preferred stock to the extent it does not receive specific instructions with respect to the depositary shares representing such preferred stock.

Conversion of Preferred Stock

        If the prospectus supplement relating to any depositary shares that we may sell under this prospectus states that the underlying preferred stock is convertible into our common stock or other securities, the following will apply. The depositary shares, as such, will not be convertible into any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions that direct us to cause conversion of the preferred stock represented by the depositary shares into or for whole shares of our common stock or other securities, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, we will cause the conversion using the same procedures as those provided for conversion of the underlying preferred stock. If only some of a holder's depositary shares are converted, a new depositary receipt or receipts will be issued to the holder for any depositary shares not converted.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective until 90 days after notice of that amendment has been given to the holders. Each holder of depositary shares at the time any amendment becomes effective shall be deemed to consent and agree to that amendment and to be bound by the deposit agreement as so amended. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares have been redeemed or converted into any other securities into which the underlying preferred stock is convertible or there has been a final distribution, including to holders of depositary receipts, in respect of the underlying preferred stock in connection with our liquidation, dissolution or winding up.

Charges of Depositary

        We will pay all charges of the depositary, except for taxes and governmental charges and other charges as are expressly provided for in the deposit agreement to be for the account of the holders of depositary shares or persons other than ourselves who may deposit any underlying preferred stock with the depositary.

Reports

        The depositary will forward to holders of depositary receipts all notices and reports from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying preferred stock.

Limitation on Liability

        Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct. We and the depositary may rely upon advice of counselor accountants, or upon information provided by persons presenting the underlying preferred stock for deposit, holders of depositary receipts or other persons believed by us in good faith to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $60,000,000.

DESCRIPTION OF WARRANTS

General

        We may issue warrants to purchase common stock (which we refer to as common stock warrants), preferred stock (which we refer to as preferred stock warrants) or depositary shares (which we refer to as depositary share warrants). Any of these warrants may be issued independently or together with any other securities offered by this prospectus and may be attached to or separate from those securities.

        While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

        We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term "warrant agreement" to refer to any of these warrant agreements. We use the term "warrant agent" to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

        We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following description of the warrants and the warrant agreements summarizes those aspects of the warrants and those portions of the warrant agreements that we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrants and the warrant agreements, and not this summary, which defines your rights as a holder of warrants. There may be other provisions in the warrants or warrant agreements that are also important to you. The particular terms of the warrants offered by any prospectus supplement and the extent to which the general provisions described below may apply to such warrants will be outlined in the applicable prospectus supplement. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrants and warrant agreements that contain the terms of the warrants. See "Where You Can Find More Information" for information on how to obtain a copy of the warrants and warrant agreements when they are filed.

Other Warrants

        We will describe the terms of any preferred stock warrants, common stock warrants or depositary share warrants in the applicable prospectus supplement. Those terms will include, to the extent applicable:

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  the offering price and the aggregate number of warrants offered;

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  the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

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  the designation and terms of any series of preferred stock or depositary shares with which the warrants are being offered and the number of warrants being offered with each share of common stock, preferred stock or depositary share;

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  the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock or depositary shares;

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  the number of shares of common stock or preferred stock or depositary shares that can be purchased if a holder exercises the warrant and the price at which such common stock, preferred stock or depositary shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

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  the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

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  the date on which the right to exercise the warrants begins and the date on which that right expires;

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  United States federal income tax consequences of holding or exercising the warrants; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

        Warrants for the purchase of common stock, preferred stock or depositary shares will be in registered form only.

        A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock, preferred stock or depositary shares are exercised, holders of the warrants will not have any rights of holders of the underlying common stock, preferred stock or depositary shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under "Warrant Adjustments" below.

Exercise of Warrants

        Each warrant will entitle the holder to purchase for cash shares of preferred stock, common stock or depositary shares at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the debt securities, shares of preferred stock, common stock purchasable or depositary shares upon exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Amendments and Supplements to the Warrant Agreements

        We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

        Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant, preferred stock warrant or depositary share warrant will be adjusted proportionately if we subdivide or combine our common stock, preferred stock or depositary shares, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

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  issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

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  pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

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  issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

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  issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants, preferred stock warrants and depositary share warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock, preferred stock or depositary shares, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

        Except as stated above, the exercise price and number of securities covered by a common stock warrant, preferred stock warrant and depositary share warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

        Holders of common stock warrants, preferred stock warrants and depositary share warrants may have additional rights under the following circumstances:

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  certain reclassifications, capital reorganizations or changes of the common stock, preferred stock or depositary shares, as applicable;

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  certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock, preferred stock or depositary shares, as applicable; or

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  certain sales or dispositions to another entity of all or substantially all of our property and assets.

        If one of the above transactions occurs and holders of our common stock, preferred stock or depositary shares are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants, preferred stock warrants and depositary share warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF UNITS

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, depositary shares and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

        We will issue the units under a unit agreement. We use the term "unit agreement" to refer to any of these unit agreements. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following description of the unit agreement and the units summarizes those aspects of the units and those portions of the unit agreement that we believe will be most important to your decision to invest in our units. You should keep in mind, however, that it is the unit agreement, and not this summary, which defines your rights as a holder of units. There may be other provisions in the unit agreement that are also important to you. The particular terms of the units offered by any prospectus supplement and the extent to which the general provisions described below may apply to such units will be outlined in the applicable prospectus supplement. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units. See "Where You Can Find More Information" for information on how to obtain a copy of the unit agreement when it is filed.

General

        We may issue units comprised of one or more shares of common stock, shares of preferred stock, depositary shares and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including:

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  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provisions of the governing unit agreement that differ from those described below; and

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  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Capital Stock," "Description of Depositary Shares," and "Description of Warrants" and will apply to each unit and to any common stock, preferred stock, depositary share or warrant included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

        We, the unit agent and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate global securities or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice, even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders, but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

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  how it handles securities payments and notices;

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  whether it imposes fees or charges;

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  how it would handle a request for the holders' consent, if ever required;

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  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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  if the securities are global securities, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all global securities issued under this prospectus.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations when a Global Security will be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers.

        We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only as global securities, an investor should be aware of the following:

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  An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

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  An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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  An investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in the global security. Neither we nor any third parties employed by us or acting on your behalf, including transfer agents, have any responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. Neither we, the transfer agent nor any other third parties employed by us supervise the depositary in any way;

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  The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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  Brokers, banks and other financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security will be Terminated

        In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own brokers, banks or other financial institutions to find out how to have their interests in securities transferred to their own names, so that they will be holders. We have described the rights of holders and street name investors above.

        A global security will terminate when the following special situations occur:

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  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

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  if we elect to terminate that global security; or

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  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary has sole responsibility for determining in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby in one or more of the following methods from time to time:

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  to underwriters for resale to the public or to investors;

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  a block trade, which may involve crosses, in which the broker or dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker or dealer, including purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

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  through ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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  through agents to the public or to investors;

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  directly to investors in privately negotiated transactions; or

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  through a combination of any of these methods of sale.

        The securities may be sold from time to time in one or more transactions at:

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  fixed prices, which may be changed;

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  the prevailing market price at the time of sale;

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  varying prices determined at the time of sale; or

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  at negotiated prices.

        Sales may be affected in transactions:

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  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including the NASDAQ in the case of shares of our common stock;

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  in the over-the-counter market;

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  in transactions otherwise than on such exchanges or services or in the over-the-counter market;

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  though the writing of options; or

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  through the settlement of short sales.

        We may enter into derivative or other hedging transactions with financial institutions, or sell securities not covered by this prospectus to financial institutions in privately negotiated transactions. These financial institutions may in turn engage in sales of securities to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any short position created in connection with those sales. We may also sell securities short using this prospectus and deliver securities covered by this prospectus to close out such short positions, or loan or pledge securities to financial institutions that in turn may sell the securities using this prospectus. We may loan, pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

        We will describe in a prospectus supplement the terms of the offering of securities, including:

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  the name or names of any underwriters or agents;

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  the purchase price of the securities being offered and the proceeds we will receive from the sale;

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  any over-allotment options under which underwriters may purchase additional securities from us;

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  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

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  any initial public offering price; and

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  any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters and Agents

        If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow, reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

        An underwriter, agent, broker or dealer may receive compensation in the form of discounts, concessions or commissions from the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

        We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

        Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids only in compliance with Regulation M of the Securities Exchange Act of 1934. If we offer securities in an "at the market" offering, stabilizing transactions will not be permitted. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Direct Sales

        We may also sell securities directly to one or more purchasers without using underwriters or agents.

Trading Markets

        Each series of securities offered under this prospectus will be a new issue with no established trading market, other than the common stock, which is listed on the NASDAQ Capital Market. Any shares of common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Capital Market, subject to official notice of issuance, or on such other trading market on which our shares of common stock may be listed from time to time. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We may elect to list any of the securities we may offer from time to time for trading on an exchange, but we are not obligated to do so.

        The anticipated date of delivery of the securities offered hereby will be set forth in the applicable prospectus supplement relating to each offering.

LEGAL MATTERS

        The validity of the issuance of the securities offered hereby will be passed upon by Edwards Angell Palmer & Dodge LLP, Boston, Massachusetts.

EXPERTS

        Miller Wachman LLP, independent registered public accounting firm, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Miller Wachman LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

        You may also obtain copies of this information by mail at prescribed rates by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, you can review copies of this information and the registration statement on the SEC's website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate into this prospectus information that we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference is automatically updated and superseded if such information is contained in this prospectus, or information that we later file with the SEC modifies and replaces such information. We incorporate by reference into this registration statement and prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus.

        We are incorporating by reference the following reports, which we have filed with the SEC:

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  our Annual Report on Form 10-K for the year ended December 31, 2008;

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  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009 and June 30, 2009;

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  our Current Reports on Form 8-K filed on January 27, 2009, January 28, 2009, February 3, 2009, February 20, 2009, February 26, 2009, March 20, 2009, April 9, 2009, April 20, 2009, April 30, 2009, May 20, 2009, June 11, 2009, June 17, 2009, June 22, 2009, July 2, 2009, July 6, 2009, July 20, 2009, August 5, 2009 and August 20, 2009; and

  •
  the description of our common stock contained in our registration statement on Form 8-A under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        We will furnish without charge to you, on written or oral request, a copy of all of the documents incorporated by reference, including exhibits to these documents. You should direct any request for documents to Beacon Power Corporation, Attention: Corporate Secretary, 65 Middlesex Road, Tyngsboro, Massachusetts 01879.